UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): April 16, 2004


                    The St. Paul Travelers Companies, Inc.
            (Exact name of registrant as specified in its charter)


         Minnesota                 001-10898                41-0518860
(State or other jurisdiction   (Commission File    (IRS Employer Identification
    of incorporation)               Number)                   Number)

               385 Washington Street                         55102
              Saint Paul, Minnesota
     (Address of principal executive offices)              (Zip Code)

                                (651) 310-7911
             (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report)


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Item 5.  Other Events and Regulation FD Disclosure

     On April 16, 2004, the U.S. District Court for the Northern District of California issued an order affirming the previously announced confirmation order of January 2004 of the U.S. Bankruptcy Court for the Northern District of California, which approved the June 2002 asbestos-related settlement among The St Paul Travelers Companies, Inc. (formerly known as The St Paul Companies, Inc.) and certain affiliates (the "St. Paul Parties") and MacArthur Co., Western MacArthur Co., and Western Asbestos Company (the "MacArthur Entities") and the MacArthur Entities' proposed Plan of Reorganization (the "Plan"). In connection with its order, the District Court also issued the injunctions contained in the Plan, including the injunctions in favor of the St. Paul Parties. All other objecting insurers have entered into settlements with the MacArthur Entities and have withdrawn their appeals. As a result, the confirmation order has become final for purposes of the settlement agreement and the Plan of Reorganization.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2004                   THE ST. PAUL TRAVELERS COMPANIES, INC.


                                       By: /s/ Bruce A. Backberg
                                           ----------------------------------
                                           Name:  Bruce A. Backberg
                                           Title:  Senior Vice President